Exhibit 4

Directors and Executive Officers of
Kardan Israel as of July 28, 2011

The name, position, principal occupation, business address and citizenship of each director and executive officer is set forth below.

Name (Citizenship)	Position	Principal Occupation	Business Address
Yosef Grunfeld (Israel)	Chairman of the Board	Chairman of the Board and director of various companies within the Kardan Group	c/o Kardan Israel Ltd. 154 Menachem Begin Street Tel Aviv 64921, Israel
Eytan Piotr Rechter (Israel)	Director and Chief Executive Officer	Chief Executive Officer and director of various companies within the Kardan Group	c/o Kardan Israel Ltd. 154 Menachem Begin Street Tel Aviv 64921, Israel
Avihu Ben Nun (Israel)	Director	Project management and director of various companies.	c/o Kardan Israel Ltd. 154 Menachem Begin Street Tel Aviv 64921, Israel
Amnon Yosef Lipkin-Shahak (Israel)	Director	Chairman of Water Planning for Israel Ltd.	c/o Kardan Israel Ltd. 154 Menachem Begin Street Tel Aviv 64921, Israel
Chaviva Rubinstein (Israel)	Director	Lawyer	c/o Kardan Israel Ltd. 154 Menachem Begin Street Tel Aviv 64921, Israel
Yitzhak Grossman (Israel)	Director	Chief Executive Officer of Afifit Investments Ltd. and Safe Holdings Ltd.	c/o Kardan Israel Ltd. 154 Menachem Begin Street Tel Aviv 64921, Israel
Gideon Derman (Israel)	Director	Director Kardan Israel	c/o Kardan Israel Ltd. 154 Menachem Begin Street Tel Aviv 64921, Israel
Alain Ickovics (Israel and Belgium)	Director	Chairman of the Management Board of Kardan N.V. and Managing Director and Supervisory Director of various companies within the Kardan Group	c/o Kardan Israel Ltd. 154 Menachem Begin Street Tel Aviv 64921, Israel
Yehoshua Neeman (Israel)	Director	Lawyer	c/o Kardan Israel Ltd. 154 Menachem Begin Street Tel Aviv 64921, Israel
Alon Shlomo Wulkan (Israel)	Vice President and Economic Advisor	Deputy CEO and Economic Advisor	c/o Kardan Israel Ltd. 154 Menachem Begin Street Tel Aviv 64921, Israel
Asher Elmoznino (Israel)	Chief Financial Officer	Chief Financial Officer	c/o Kardan Israel Ltd. 154 Menachem Begin Street Tel Aviv 64921, Israel

Amit Avieli (Israel)	Controller	Controller	c/o Kardan Israel Ltd. 154 Menachem Begin Street Tel Aviv 64921, Israel
Ayelet Nechama Weller (Israel)	Vice President, General Counsel and Corporate Secretary	Vice President, General Counsel and Corporate Secretary	c/o Kardan Israel Ltd. 154 Menachem Begin Street Tel Aviv 64921, Israel